UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

_______________________

NovaCopper Inc.

(Exact name of registrant as specified in its charter)

_______________________

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2015, the NovaCopper Inc. (the “Company”) held an Annual and Special Meeting of shareholders (the “Annual Meeting”) at the offices of Blake, Cassels & Graydon LLP in Vancouver, British Columbia, Canada. At the Annual Meeting, the Company’s shareholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 27, 2015 (the “Proxy Statement”):

Proposal 1:

The Company’s shareholders elected the following directors to hold office until the 2016 Annual Meeting:

Name	Votes For	Withheld/Abstain	Broker Non-Votes

Tony S. Giardini	27,113,608	240,788	3,677,574
Dr. Thomas S. Kaplan	27,106,769	247,627	3,677,574
Gregory A. Lang	27,106,852	247,544	3,677,574
Igor Levental	26,314,876	1,039,520	3,677,574
Kalidas V. Madhavpeddi	27,036,772	317,568	3,677,630
Gerald J. McConnell	26,300,158	1,054,238	3,677,574
Clynton R. Nauman	27,082,334	272,062	3,677,574
Janice Stairs	26,962,180	392,216	3,677,574
Rick Van Nieuwenhuyse	27,068,877	285,519	3,677,574

Proposal 2:

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration, as set forth below:

Votes For	Withheld/Abstain	Broker Non-Votes
30,869,033	161,758	0

Proposal 3:

The Company’s shareholders ratified and approved all unallocated awards under the 2012 Equity Incentive Plan, as set forth below:

Votes For	Votes Against	Withheld/Abstain	Broker Non-Votes
26,532,947	696,315	165,288	3,636,241

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit Number	Description
99.1	Press Release dated May 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: May 21, 2015	By:	/s/Elaine Sanders
Elaine M. Sanders, Chief Financial Officer